Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the Professionally Managed Portfolios, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the Professionally Managed Portfolios for the six months ended May 31, 2013 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Professionally Managed Portfolios for the stated period.

/s/Elaine E. Richards Elaine E. Richards President, Professionally Managed Portfolios	/s/Eric C. VanAndel Eric C. VanAndel Treasurer, Professionally Managed Portfolios
Dated: July 24, 2013	Dated: July 24, 2013

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by Professionally Managed Portfolios for purposes of the Securities Exchange Act of 1934.